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                                  A.S.V., INC.
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE
                  YEARS ENDED DECEMBER 31, 2003, 2002 AND 2001

                                                           2003             2002             2001
                                                       ------------     ------------     ------------
BASIC
   Earnings
     Net earnings                                      $  8,717,903     $  1,353,129     $    755,668
                                                       ============     ============     ============

   Shares
     Weighted average number of common
       shares outstanding                                10,218,793       10,170,645       10,215,855
                                                       ============     ============     ============

   Earnings per common share                           $        .85     $        .13     $        .07
                                                       ============     ============     ============

DILUTED
   Earnings
     Net earnings                                      $  8,717,903     $  1,353,129     $    755,668
                                                       ============     ============     ============

   Shares
     Weighted average number of common
       shares outstanding                                10,218,793       10,170,645       10,215,855
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants            966,890           58,412          136,613
                                                       ------------     ------------     ------------

     Weighted average number of common and
       common equivalent shares outstanding              11,185,683       10,229,057       10,352,468
                                                       ============     ============     ============

   Earnings per common share                           $        .78     $        .13     $        .07
                                                       ============     ============     ============